EXHIBIT 99.1

FOR IMMEDIATE RELEASE

July 28, 2008

CIPRICO FILED FOR RELIEF UNDER CHAPTER 11

OF THE U.S. BANKRUPTCY CODE

Minneapolis, MN, July 28, 2008 – Ciprico Inc. (NASDAQ: CPCI) (the “Company”), announced today that the Company filed a voluntary petition in the United States Bankruptcy Court for the District of Minnesota (the “Bankruptcy Court”) pursuant to Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).

The Company will continue to operate its business and manage its properties as debtors-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code.  The Company elected to seek bankruptcy protection to protect and preserve its assets for the benefit of creditors and stockholders and is currently evaluating the alternatives to maximize the value of its assets.

For more information, contact:

Steve Merrifield	Monte S. Johnson
Chief Executive Officer	Sr. VP & CFO
(952) 540-2400	(952) 540-2400

About Ciprico

Ciprico Inc. (NASDAQ: CPCI) is a leading provider of intelligent storage software, solutions and appliances for enterprise class IT servers, professional workstations and digital media workflows.  Ciprico is headquartered in Minneapolis, MN. More information about Ciprico is available at www.ciprico.com.

SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such forward-looking statements, which reflect our ability to preserve our assets for creditors and stockholders and maximize the value of our assets through strategic alternatives, involve known and unknown risks that could cause actual results and facts to differ materially from those expressed in the forward-looking statements for a variety of reasons.  These risks and uncertainties include but are not limited to: delays in product development; intellectual property issues; ability to find suitable strategic alternative and other risk factors discussed in Ciprico’s reports on Forms 10-KSB, 10-QSB and other reports filed with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Forward-looking statements speak only as of the date on which they were made, and except as required by law; we assume no obligation to update any forward-looking statements.  We do not intend to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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